SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of the Securities Act of 1934



        Date of Report (Date of earliest event reported): August 15, 2006



                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                    333-56262                 88-0482413
--------------------------------------------------------------------------------
      (State or other        (Commission File Number)      (I.R.S. Employer
      jurisdiction of                                     Identification No.)
      incorporation)


                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (480) 607-7093
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 15, 2006, El Capitan Precious Metals, Inc. (the "Company") received a letter from Gordon Ellis dated August 5, 2006 notifying the Company of his resignation from the Board of Directors of the Company effective immediately. On August 17, 2006, the Company received a subsequent letter from Mr. Ellis dated August 16, 2006 citing the reason for his resignation as the need to focus his attention on his positions as Chairman and President of International Absorbents, Inc. (AMEX: IAX). At the time of his resignation, Mr. Ellis served as the Chairman of the Compensation Committee of the Board of Directors.

      On or prior to the filing of this Current Report on Form 8-K, the Company has provided Mr. Ellis a copy of the disclosures set forth herein and the opportunity to furnish the Company with a letter indicating any disagreement to the Company's disclosure.

      The Company intends to conduct a search for a director candidate with significant industry experience to serve as a member of the Board of Directors.

      Mr. Ellis' letters dated August 5, 2006 and August 16, 2006 are filed herewith as Exhibits 99.1 and 99.2, respectively.



Item 9.01.   Financial Statements and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Not applicable.

      (d) Exhibits.

            99.1 Letter from Gordon Ellis dated August 5, 2006.
            99.2 Letter from Gordon Ellis dated August 16, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EL CAPITAN PRECIOUS METALS, INC.



Date: August 18, 2006               /s/ Stephen J. Antol
                                    ------------------------------------------
                                    Stephen J. Antol
                                    Chief Financial Officer